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                                                                   Exhibit 10.24

                                  CONFIDENTIAL
                         INTERACTIVE SERVICES AGREEMENT
                         ------------------------------


         This agreement (the "Agreement"), effective as of May 1, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Orbit Network ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 505A San Marin Dr. Suite 300, Novato, CA 94945 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION
                                  ------------

         AOL and ICP each desires that ICP provide the Online Area (as defined below) through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                      TERMS
                                      -----

1.       DISTRIBUTION; PROGRAMMING

         1.1 ONLINE AREA. ICP shall work diligently to develop and implement the Online Area, consisting of the specific Content described on Exhibit A.1 attached hereto. ICP shall develop the design of the Online Area in consultation with AOL and in accordance with any standard design and content publishing guidelines provided to ICP by AOL (including, without limitation, any HTML publishing guidelines). ICP shall not authorize or permit any third party to distribute the Licensed Content or any other Content of ICP through the AOL Network absent AOL's prior written approval. The inclusion of any additional Content in the Online Area (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

         1.2 LICENSE. ICP hereby grants AOL a worldwide license to use, market, license, store, distribute, display, communicate, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate.

         1.3      OTHER INTERACTIVE AREAS.

                  1.3.1 AOL Approval. ICP shall not be permitted to establish any "pointers" or links between the Licensed Content and any other area on or outside of the AOL Network, including, without limitation, sites on the World Wide Web portion of the Internet, without the prior written approval of AOL. AOL hereby approves the tourism links set forth in Exhibit A. In addition, AOL may restrict its approval (at any time) to specific portions of Content, Products, or functionality within a Linked Interactive Site. In such case, establishment of the link from the Licensed Content to the Linked Interactive Site will be subject to mutual agreement of the Parties

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                           regarding the means by which access will be
                           restricted to the approved portions of the Linked Interactive Site. The Customized Web Site (as defined below) and all Linked ICP Interactive Sites shall comply with the Operating Standards set forth in Exhibit E.

                  1.3.2 Management. AOL shall have no obligations of any kind with respect to any Linked Interactive Site. ICP shall be responsible for any hosting or communication costs associated with any Linked Interactive Sites (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and a Linked Interactive Site or (ii) a mirrored version of a Linked Interactive Site). Any Linked Interactive Sites shall be subject to the license set forth in Section 1.2 above. ICP will permit AOL Members to access and use any ICP Interactive Site free of charge during the Term. AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use any ICP Interactive Site. For a period of two years after the expiration or earlier termination of this Agreement, ICP will allow AOL Members to access any ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other users of the ICP Interactive Site.

                  1.3.3 Excessive Traffic Diversion. ICP shall use reasonable efforts to ensure that AOL traffic is generally either kept within a Linked ICP Interactive Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the Linked ICP Interactive Site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the Linked ICP Interactive Site, AOL reserves the right to terminate the links from the AOL Network to the Linked ICP Interactive Site at issue.

         1.4      CONTENT PAYMENTS.  There are no content or carriage-related payments.

         1.5      EXCLUSIVITY.  ICP shall comply with the exclusivity
                                restrictions set forth on Exhibit A.2.

         2.       ADVERTISING AND TRANSACTIONS

         2.1 ADVERTISING SALES. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL page containing a link or pointer to the Customized Web Site and any AOL forms or pages which are included within, preceding, framing or otherwise associated with the Licensed Content or preceding, following or framing any Linked Interactive Sites). Within the top half of every page of the Online Area, AOL shall have the right to place AOL Advertisements in (or otherwise use for its own promotional purposes) (a) the uppermost banner advertisement slot and (b) the uppermost sponsorship slot. ICP shall have the right to license or sell AOL Advertisements through the

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                  remainder of the advertising inventory (exclusive of (a) and
                  (b) above) specified by AOL within the Online Area, subject to AOL's right of approval over each AOL Advertisement. The specific advertising inventory within any AOL forms or pages shall be as reasonably determined by AOL.

         2.2      ADVERTISING POLICIES.
                  2.2.1 AOL Advertisements. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies and exclusivity and other preferential contractual commitments. ICP shall not sell an AOL Advertisement to any entity reasonably construed to be in competition with AOL.

                  2.2.2 Linked Interactive Site Advertisements. To the extent AOL approves any links or pointers to an ICP Interactive Site pursuant to Section 1.3.1, ICP shall ensure that AOL Members linking to any Linked ICP Interactive Site from the AOL Network do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL, in violation of AOL's exclusivity or preferential contractual commitments or in violation of AOL's then-standard advertising policies. In the event that AOL notifies ICP in writing that any advertising or promotional Content associated with any Linked ICP Interactive Site (a "Linked ICP Interactive Site Advertisement") is in violation of AOL's then-standard advertising policies, then ICP shall take commercially reasonable steps to block access by AOL Members to such advertising using ICP's then-available ad server or other technology. In the event that ICP cannot, through its commercially reasonable efforts, block access by AOL Members to the advertising in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the advertising in question using technology available to AOL or
                  (ii) terminate the link from the AOL Network to the Linked ICP Interactive Site until such time as the advertising in question is no longer displayed. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

         2.3 ADVERTISING REVENUES. Each Party shall be entitled to one hundred percent (100%) of all Advertising Revenues generated by such Party.

         2.4 INTERACTIVE COMMERCE. To the extent ICP desires to offer, sell or license Products through the Online Area, ICP and AOL shall discuss in good faith the terms and conditions which would apply to such activities. Notwithstanding such discussions, all merchandising shall be subject to (i) the terms of this Agreement, (ii) the requirements posted at keyword "Marketplace Policy" on the America Online(R) brand service (or such other keyword as AOL may designate during the Term),
                  (iii) approval by AOL of all Products to be offered, (iv) the then-current requirements of AOL's merchant certification program, (v) ICP implementing sufficient procedures to protect the security of all merchandising on the site (i.e., ICP shall as of the Effective Date use 40-bit SSL technology and, if requested by AOL, 128-bit SSL), and (vi) ICP taking all reasonable steps necessary to conform its promotion and sale of Products through the Online Area to the then-existing technologies identified by AOL which are optimized for the AOL Network including, without limitation, any "quick checkout" tool which AOL may implement


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                  to facilitate purchase of Products by AOL Members through the
                  Online Area. AOL hereby approves the license or sale of Vacation Packages to the specific destination where such Vacation Package is sold (i.e., ICP may sell a Vacation Package to Los Angeles in the destination travel information for Los Angeles, California or the United States). ICP may sell any AOL-approved Vacation Packages of general interest on the non-destination pages of the Customized Web Site specified in Exhibit A. No other Products shall be offered, sold or licensed on or through the Online Area.


3.       PRODUCTION AND SUPPORT

         3.1 PRODUCTION WORK. Except as otherwise provided herein, ICP shall be responsible for all production, including maintenance. In the event that ICP requests AOL's production assistance in connection with (i) the initial development, design and construction of the Online Area, (ii) ongoing programming and maintenance related to the Online Area, (iii) a redesign of or addition to the Online Area (e.g., a change to an existing screen format or construction of a new custom form), (iv) construction and maintenance of an approved advertising, sponsorship or promotional area or online "store," (v) production to modify work performed by a third party provider or (vi) any other type of production work, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Online Area ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

         3.2 PUBLISHING TOOLS. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to ICP in order to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license to use any such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

         3.3 TRAINING AND SUPPORT. AOL shall make available to ICP standard AOL training support programs related to ICP's management and maintenance of the


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                  Licensed Content. ICP can select its training and support
                  program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

         3.4 FORMAT. The Online Area shall be produced in HTML format on a cul-de-sac customized web site accessible only to AOL Members ("Customized Web Site"). AOL shall have no obligation to carry or distribute the Customized Web Site through any portion of the AOL Network.

4.       PROMOTION

         4.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying Content for marketing and promotional activities which relate to the Online Area.

         4.2 INTERACTIVE SITE. Within each ICP Interactive Site, ICP shall include the following ( the "AOL Promo"): a prominent promotional button or banner (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing "above the fold" on the first screen of the ICP Interactive, to promote such AOL products or services as AOL may designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services or the AOL Instant Messenger service) and. at AOL's option, download or order the then-current version of client software for such AOL products or services. Orbit shall not be required to include this promotional button or banner on sites operated by Orbit on behalf of its clients. AOL will provide the creative content to be used in the AOL Promo. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promo within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of Impressions to the pages containing the AOL Promo during the prior month. In the event that AOL elects to serve the AOL Promo to the ICP Interactive Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the ICP Interactive Site on which the AOL Promo will appear. In addition, within each ICP Interactive Site, ICP shall provide prominent promotion for the keywords associated with ICP's Online Area and links from the ICP Interactive Site to the relevant topic areas on AOL's AOL.com site.

         4.3 OTHER MEDIA. In ICP's television, radio, print, public service announcements and "out of home" (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which ICP exercises at least partial editorial control, ICP will include specific references or mentions (verbally where possible) of the availability of ICP's Online Area through the America Online(R) brand service, which are at least as prominent as any references that ICP makes to any ICP Interactive Site (by way of site name,


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                  related company name, URL or otherwise). Without limiting the generality of the foregoing, ICP's listing of the "URL" for any ICP Interactive Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for ICP's Online Area. This shall be done with the following treatment:
                  "America Online Keyword _____" or another AOL-approved treatment.

         4.4 PREFERRED ACCESS PROVIDER. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access ICP's Content (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing). Promotion of AOL as the preferred access provider shall be more prominent than any promotion of any other Internet service provider.

         4.5 AOL COMPONENT PRODUCTS. To the extent ICP offers or promotes any products or services similar to AOL's "component products and services (e.g. Netfind or other search/directory services, NetMail or free/discount email, Instant Messenger, yellow/white pages, "My AOL" type personalized information, classifieds, etc.), ICP shall provide equal or greater promotions for such AOL-designated products.

         4.6 NEW MEMBER PROGRAMS. The Parties shall execute any New Member acquisition programs described on Exhibit A.3 attached hereto.

5.       PAYMENTS AND REPORTING.

         5.1 PAYMENT SCHEDULE. Except as otherwise specified in Section 1.4, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within sixty (60) days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall (i) begin on the first day of the month following the month of execution of this Agreement and (ii) include the portion of the month of execution following the Effective Date (unless the Agreement was executed on the first day of a month, in which case the quarter shall be deemed to begin on the first day of such month).

         5.2 REPORTING. On no less than a monthly basis, each Party shall supply or make available to the other Party reports containing the following information:

                  5.2.1 Usage Data. AOL shall make available to ICP a monthly report specifying usage information for the Online Area for the prior month in the format which is generally made available to similarly situated interactive content providers. In addition, for any ICP Interactive Site which AOL is caching, AOL shall supply ICP with monthly reports reflecting aggregate impressions by AOL Members to the cached version of the ICP Interactive Site during the prior month. For each Linked ICP Interactive Site, ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the Linked ICP Interactive Site during the prior month and total impressions by all users to the Linked ICP Interactive Site during the prior month. AOL reserves the right to require ICP to provide additional information, as requested by AOL, with respect


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                           to any transactions involving AOL Members at the ICP
                           Interactive Site during the period in question.

                  5.2.3. Promotional Commitments. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to
                           Section 4 in the form attached as Exhibit D hereto.

                  5.2.4. Exclusivity Restrictions. ICP shall submit to AOL a monthly certification that it is in full compliance with all exclusivity restrictions set forth in this Agreement in the form attached as Exhibit D hereto.


6.       TERM, TERMINATION AND COMMERCIAL LAUNCH.

         6.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall be one (1) year from the Effective Date ("Initial Term"). Upon the expiration of the Initial Term, AOL shall have one (1) option to renew this Agreement for an additional one (1) year term (the "Renewal Term" and, together with the Initial Term, the "Term") upon the same terms and conditions. Upon the expiration or termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith.

         6.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

         6.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

         6.4 TERMINATION FOR CHANGE OF BUSINESS. AOL may terminate this Agreement upon thirty (30) days written notice thereof to ICP in the event ICP materially changes its business from its business as a travel destination content provider as of the Effective Date.

         6.5 SITE AND CONTENT PREPARATION. ICP shall achieve Site and Content Preparation within sixty (60) days after the Effective Date. "Site and Content Preparation" shall mean that ICP shall have completed production of the Online Area and the Licensed Content in accordance with this Agreement and completed all other necessary work to prepare the Online Area and the Licensed Content and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event ICP has not achieved Site and Content Preparation within ninety (90) days after the Effective Date, then in addition to

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                  any other remedies available, AOL shall have the right to
                  terminate this Agreement by giving ICP written notice thereof. If ICP is delayed in achieving Site and Content Preparation due to a failure by AOL to perform its obligations under this Agreement and ICP notifies AOL in writing of such failure and the resulting delay, then the sixty (60) day and ninety (90) day periods referenced in this Section shall each be extended by the amount of time of ICP's delay solely attributable to such failure by AOL.

7. TERMS AND CONDITIONS. The legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE, INC.                          ORBIT NETWORK


By: /s/ Jonathan R. Edson                      By: /s/ F. William Guerin
    ---------------------------------             -----------------------------

Print Name:  Jonathan R. Edson                 Print Name:  F. William Guerin
             ------------------------                     ---------------------

Title: Exec. Director Business Affair          Title:  President
      -------------------------------                --------------------------

Date:                                          Date:  10/4/99
     --------------------------------               ---------------------------
                                                        Tax ID/EIN#: 943006627


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                                    EXHIBIT A


A.1 --  DESCRIPTION OF THE ONLINE AREA

ICP shall create an Online Area dedicated to destination travel information. The Online Area shall consist of destination travel information for (1) all countries, (2) all states of the United States, and (iii) major U.S. and international cities:

o City-level information for major US and International cities
o State-level information for all US states
o Country level information for all countries.

The Online Area will include overviews of destinations with maps and listing of Information Offices, a directory of tourism offices for North America and select international destinations with an embedded URL link to each tourism office's web site. The Online Area will also include Travelogue style editorial content for a minimum of 50 states, each Caribbean island and the top 100 cities worldwide.

ICP will manage the content of TravelFile, provide appropriate updates to content, and continue to add to and enhance the travel content available through TravelFile. The Online Area will be developed and maintained in HTML. ICP will be responsible for all publishing and similar day to day area management activities. AOL will have final approval over all links that lead users outside of the Online Area as well as the look and feel of the Online Area.

In the event of an AOL Travel Channel redesign, ICP agrees to incorporate the AOL Travel Channel "look and feel" into the Online Area, within a mutually agreed upon timeframe. In addition, AOL reserves the right to host the TravelFile database and to design its own user interface in place of ICP's user interface.


THE TRAVELFILE DESTINATION MASTER RECORD (DMR)

This screen is the "heart" of the AOL TravelFile service. Based around the TravelFile database, the Destination Master Record is the primary interface for the user to gather information on local tourism authorities as well as to obtain information on travel products and services offered from TravelFile's participating travel supplier partners and from the TravelFile database.

The goal for this page is to produce the best possible user interface to complex destination content by creating a highly useful and functional destination information resource that meets the needs of vacation shoppers.

DMR FEATURES

TRAVELFILE DATABASE INDEX: This list features Tourism Offices (with relevant links), Featured Suppliers (with relevant links), City Directory, Calendar of Events, Images, and video etc. This simple Index provides access to listings and information contained in the TravelFile database for the destination that is being accessed. By selecting from this list of TravelFile "Types" users can access a summary list of information displays for individual travel suppliers associated with a given destination. This information may be displayed biased based on the level of visibility that a particular supplier has purchased.

PROXIMITY MAPS/GIS SYSTEM: These prominently displayed destination references are designed to provide the user with an easy to use visual reference for each featured location. Although the first version will pull from a limited number of maps for simple reference, subsequent enhancements will allow users to query from a hosted Geographic Information System (GIS) to access maps that meet user defined criteria.

HIGHLIGHTED PACKAGES: This area will feature destination specific packages. The same logic that is used in displaying tourism office information will be used in displaying relevant packages for a destination.


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DMR SPONSORSHIP ADVERTISING: DMR sponsorship ensures that a TravelFile sponsor's message will be seen on any screens for a given destination or group of destinations.

FEATURE ARTICLES/DESTINATION TRAVELOGUE: Basic destination information (Atlas style) for each destination along with travelogue style descriptive text. In the initial stages, ICP staff will create the content. Ultimately content will come from tourism office partners or sponsored destination deals that will underwrite the development and compilation of content.

LINKS TO RELATED TRAVELFILE DESTINATIONS (COOKIE OR BREAD CRUMB): The hierarchical structure of the TravelFile database's makes it possible to allow users to quickly and easily access other destinations located near or within the destination that is being viewed. This is accomplished via a dynamically generated menu of related destination choices. By choosing from any of the destination choices displayed on this sub-menu, a DMR for that destination is automatically generated.

LINKS TO COMPLEMENTARY RESOURCES: This area is reserved for links that will allow users to move into other destination related information resources, functional features, and services. Buttons are dynamically generated and only appear when a resource is available for the destination being viewed. In the future, it is the goal of the TravelFile Product Team to add the following elements to each DMR.

         -  Images/Multimedia Slide Show/Streaming Video for each Destination

         -  Helpful Travel Tips
            Traveling With Kids
            What to Pack
            What you need to Know before You Go

         -  Relevant Travel Advisory Links

         -  Links to local resources

         -  Local coupons

         - Order form for brochures from participating Destination Marketing Organizations and suppliers.

         -  Related local news
         -

TRAVELFILE AOL HOMEPAGE AND OVERALL FEATURES

BRANDING ELEMENTS: The AOL logo, TravelFile logo, and tag line "Tourism Information" will be prominently displayed throughout the site. The branding elements including the overall design, color scheme, typography and graphic elements will be consistent throughout the site.

TRAVELFILE EZ DESTINATION SEARCH: Highly visible, prominently displayed simple access path designed to allow users to quickly and easily access an in-depth profile of the "Destination Master Record (see next section for description)" for any travel destination.

BOTTOM BANNER AD: This is a premium advertising opportunity for the site. These are classic Internet Banner Ads that will be displayed in rotation on the bottom of the page through out the site.

HIGHLIGHTED VACATION PACKAGES
HIGHLIGHTED TRAVEL SUPPLIER DISPLAYS
HIGHLIGHTED EVENTS: One of the most prominent features of the TravelFile Main Menu, these dynamic lists will feature highlighted vacation package products from participating travel packagers, top travel suppliers from the TravelFile directories, top event picks, or other sales oriented content choices. These "pick lists" incorporate the ability for a user to choose from the display of highlighted vacation packages, highlighted travel suppliers or highlighted event displays at the click of a button. By selecting any of the items displayed on the lists the user will be instantly transported to an in-depth display for that travel package, travel supplier or event.

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CONTACT AND LEGAL: Provides a direct link to TravelFile staff via e-mail for suggestions, inquiries, and comments along with prominently displayed liability disclaimers to protect Orbit Network, Inc.

FEATURE CONTENT: Compelling, highly visible feature stories focused on driving users to travel supplier displays or highlighting areas of interest and content within the TravelFile service. Feature stories can include in-depth profiles for destinations (see Destination of the Month), analysis of trends in the leisure travel market, highlights on specific areas of interest or activities, general vacation promotion, etc. Content created by TravelFile staff will include feature articles from staff writers. These articles provide wit, perspective, viewpoint, and entertainment value to the TravelFile service. Our writers are very prolific and have created many articles covering a broad range of topics that will be accessed in a variety of ways throughout the TravelFile service.

CONTESTS AND PROMOTIONS: We will strive to keep a fresh and lively interaction with on-line users. Through the use of special promotions and on-line contests (conducted in cooperation with participating travel suppliers) the service will encourage repeat use and strive to generate user enthusiasm. Contests and special promotions will be prominently displayed throughout the site.

NAVIGATION BAR: The Navigation Bar allows users to access other functions and features of the TravelFile service. For the initial version of TravelFile the functional features that will be accessible from the Main Menu include:

                           -     Customer Service/Contact Us
                           -     Destination of the Month
                           -     About Orbit
                           -     Vacations/Packages
                           -     Travel News
                           -     Advertising with Orbit Network
                           -     Search
                           -     Special Features





A.2 --  EXCLUSIVITY RESTRICTIONS


None.


A.3 --  NEW MEMBER PROGRAMS

To the extent the Parties wish to enter into new member programs, they shall do so by separate written amendment or agreement.

                                    EXHIBIT B

DEFINITIONS.  The following definitions shall apply to this Agreement:

ADVERTISING REVENUES. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by ICP, AOL or either Party's agents, as the case may be, arising from the license or sale of promotions, advertisements, links, pointers, sponsorships or similar services or rights on or through the Online Area ("AOL Advertisements").

AFFILIATE. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL LOOK AND FEEL. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are associated with online areas within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL PURCHASER. (i) Any person or entity who enters the Online Area and/or a Linked ICP Interactive Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Commissions Revenues and/or Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Customized Web Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through an ICP Interactive Site, provides an AOL.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Commission Revenues and/or Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above.

AOL SERVICE. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) the CompuServe(R) brand service and any other CompuServe products or services, (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City(TM)", "NetMail(TM)," Love@AOL", Entertainment Asylum," "Hometown AOL" or any similar independent product or service which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service,
(g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL NETWORK. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, and CompuServe).

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

COMMISSIONS REVENUES. Aggregate commission revenues earned by ICP from commissionble sales by ICP of Vacation Packages to AOL Purchasers, less service fees, refunds, cancellations, insurance charges, port charges, taxes and other non-commissionable items.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of negotiating and implementing the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the content of negotiations between the Parties, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

ICP INTERACTIVE SITE. Any interactive site or area (other than the Online Area) which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses Content, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or
(ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content or navigation thereto (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

KEYWORD(TM) SEARCH TERMS. The Keyword(TM) online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

LAUNCH DATE. The earliest date upon which the Online Area is made available through the AOL Network.

LICENSED CONTENT. All Content provided by ICP or its agents to AOL or its Affiliates for distribution through the AOL Network in connection with the subject matter of this Agreement.

LINKED INTERACTIVE SITE. Any site or area outside of the AOL Service which is linked to the Online Area (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement..

LINKED ICP INTERACTIVE SITE. Any ICP Interactive Site which is also a Linked Interactive Site.

NEW MEMBER. Any person or entity (a) who registers for the AOL Network using ICP's special promotion identifier and (b) who remains an AOL Member for two paid billing cycles.

ONLINE AREA. The specific area within the Customized Web Site, as described in Exhibit A, which shall be developed, managed or marketed by ICP pursuant to this Agreement, including but not limited to the Licensed Content, message boards, chat and other AOL Member-supplied content areas contained therein (but excluding any Linked Interactive Sites other than sites which are exclusively available to AOL Members).

PRODUCTS. Any product, good or service which ICP offers, sells or licenses to AOL Members through (i) the Online Area, (ii) any Linked ICP Interactive Site or
(iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Online Area requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent permitted hereunder).

TERM. The period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

TRANSACTION REVENUES. Aggregate amounts paid by AOL Purchasers and AOL Members in connection with the sale, licensing, distribution or provision of any Products (other than Vacation Packages) to AOL Members and products, goods and services (other than Vacation Packages) to AOL Purchasers, including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

VACATION PACKAGES. Any leisure travel offer involving two or more of the following travel features: air, hotel (or other lodging), and car (or other land transportation) which is offered directly by a travel agent and reserved through a CRS.

                                    EXHIBIT C


I.  ONLINE AREA

AOL TERMS OF SERVICE; UNSPECIFIED CONTENT. AOL shall have the right to remove, or direct ICP to remove any Content from the Online Area which, as reasonably determined by AOL: (i) violates AOL's then-standard Terms of Service (as set forth on the America Online(R) brand service), the terms of this Agreement or any other standard, written AOL policy; or (ii) is not specifically described on Exhibit A. To the extent ICP wishes to implement any rules of conduct or terms of service related to the Online Area which are separate from or supplementary to AOL's Terms of Service, ICP must obtain the prior written approval of the AOL Legal Department.

CONTESTS. ICP shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Online Area (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the Licensed Content (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

MANAGEMENT. ICP shall review, delete, edit, create, update and otherwise manage all Content available on or through the Online Area, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, AOL's then-standard Terms of Service and any generally applicable guidelines and service standards for interactive content providers published by AOL. In managing the Online Area, ICP agrees to refrain from editing or altering any opinion expressed by an AOL Member within the Online Area, except in cases when ICP (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of AOL's Terms of Service or (ii) obtains AOL's prior approval. ICP shall ensure that the Online Area is reasonably current and well-organized, and shall employ all necessary procedures to insure the accuracy of the Licensed Content. ICP warrants that the Online Area, the Licensed Content, and any Linked ICP Interactive Sites: (i) will conform to AOL's applicable Terms of Service; (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights; and (iii) will not contain any Content which violates any applicable law or regulation. AOL shall have no obligations with respect to the Content available on or through the Online Area, including, but not limited to, any duty to review or monitor any such Content.

OPERATIONS. AOL shall be entitled to require reasonable changes to Licensed Content to the extent such Licensed Content will, in AOL's good faith judgement, adversely affect technical operations of the AOL Network.

DUTY TO INFORM. ICP shall promptly inform AOL of any information related to the Licensed Content of which ICP becomes aware which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

CLASSIFIEDS. To the extent ICP desires to implement any classifieds listing features through the Online Area, ICP shall obtain AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

MESSAGE BOARDS. Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the Proprietary Rights section of the Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards within the Online Area.

STATEMENTS THROUGH AOL NETWORK. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or it Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

ACCOUNTS. ICP shall be granted a reasonable number of accounts for the America Online(R) brand service for the exclusive purpose of enabling it and its agents to perform ICP's duties under this Agreement. The accounts shall be of the type determined by AOL to be necessary for ICP to perform its duties hereunder, and shall be subject to such monthly subscription charges as AOL shall determine (not to exceed monthly subscription charges generally available to the public for a similar type of account), provided, however, that in any event ICP shall be responsible for any surcharges, including, without limitation, all premium charges, transaction charges and any applicable communication surcharges incurred by any such account. ICP shall be responsible for the actions taken under or through its accounts (which actions are subject to AOL's then-standard Terms of Service) Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any account.

KEYWORD. Any Keyword Search Terms to be directed to the Online Area or an ICP Interactive Site shall be (i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

LAUNCH DATE. In the event that any terms contained herein relate to or depend on the launch date of the online area or other property contemplated by this Agreement, then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date shall be as reasonably determined by AOL based on the information available to AOL.

II.   TRADEMARKS

TRADEMARK LICENSE. In designing and implementing the Promotional Materials and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP associated with the Online Area (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

RIGHTS. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any press releases related to the Online Area and/or referencing the other Party and/or its trade names, trademarks and service marks. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any other marketing, advertising, press releases or other promotional materials related to the Online Area and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials"); provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Online Area on the AOL Network, or use of screen shots of the Online Area (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Online Area and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.


IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or its other agents who must have access to such Information of the other Party, other than to its employees, or its other agents who must have access to such

Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS
(a) SOLICITATION OF AOL MEMBERS. During the term of the Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail being sent to that AOL Member by ICP or its agents. Any commercial e-mail communications to AOL Members which are otherwise permitted hereunder will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP and (b) AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) COLLECTION OF MEMBER INFORMATION. ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and
(ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of ICP's Linked Interactive Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

(c) E-MAIL NEWSLETTERS. Any e-mail newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the e-mail functionality, including but not limited to AOL's policy on unsolicited bulk e-mail, (ii) be sent only to AOL Members requesting to receive such newsletters,
(iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Services Provider.

(d) EMAIL MARKETING. To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): (i) any solicitations in such communications to purchase products or services shall promote the Online Area, including without limitation, the Customized Web Site available through the AOL Network as the principal means through which to purchase any such products or services; (ii) any direct links to specific offers within such communications shall link to the Online Area, including without limitation, the Customized Web Site; (iii) any sales arising from such communications shall be subject to any revenue sharing provisions which may be contained herein; and (iv) ICP shall limit the subject matter of such communications to those categories of products, services and/or content which are specifically contemplated by this Agreement.

VI.  TREATMENT OF CLAIMS

LIABILITY. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ONLINE AREA OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE ONLINE AREA OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement. In addition, ICP will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party Liabilities arising out of or in any way connected to the Licensed Content.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

ACKNOWLEDGMENT. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to conduct a reasonable and necessary copying and inspection of portions of the Records of ICP that are directly related to amounts payable to AOL pursuant to this Agreement, which right may, at AOL's option, be exercised by directing an independent certified public accounting firm to conduct such inspection. For the sole purpose of ensuring compliance with this Agreement, ICP shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of AOL that are directly related to amounts payable to ICP pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, AOL shall be entitled to provide the ICP with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

SURVIVAL. Section 1.3.2 of this Agreement, and Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger, consolidation or sale of all or substantially all of ICP's stock or assets) shall be subject to AOL's prior written approval. In the event of (i) any Change of Control of ICP, or any assignment or assumption of this Agreement, without AOL's prior written consent or (ii) any Change of Control of AOL, AOL shall have the right to terminate this Agreement upon written notice to ICP. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, ICP may assign to Surge Components, Inc. ("Surge"), a New York corporation, upon written notice thereof to AOL so long as (i) Surge's business and ICP's business remains in all substantial respects the same as on the Effective Date, (ii) any such assignment shall not release ICP of any liability hereunder, (iii) Surge has the resources necessary to fulfill all of ICP's obligations hereunder, (iv) Surge agrees in writing to be bound by the terms and conditions of this Agreement, and (v) neither Surge nor its Affiliates is an Interactive Service.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                    EXHIBIT D

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                      REGARDING PROMOTIONS AND EXCLUSIVITY

Pursuant to Section 4 of the Interactive Services Agreement between Orbit Network ("ICP") and America Online, Inc. ("AOL"), dated as of May 1, 1999 (the "Agreement"), the following report is delivered to AOL for the month ending __________ (the "Month"):

I.       PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

        TYPE OF PROMOTION       DATE(S) OF          DURATION/CIRCULATION OF PROMOTION  RELEVANT CONTRACT
                                PROMOTION                                              SECTION
------- ----------------------- ------------------- ---------------------------------- ----------------------
1.

------- ----------------------- ------------------- ---------------------------------- ----------------------
2.

------- ----------------------- ------------------- ---------------------------------- ----------------------
3.



II.      EXCLUSIVITY COMMITMENTS

ICP hereby certifies to AOL that ICP was in full compliance with the exclusivity restrictions (if applicable) specified in Exhibit A of the Agreement throughout the Month.


IN WITNESS WHEREOF, this Certificate has been executed this ________ day of __________________, 199__.

ORBIT NETWORK

By: _________________________________

Print Name:  ________________________

Title: ______________________________

Date: _______________________________

                                    EXHIBIT E
                          TECHNICAL OPERATING STANDARDS


1. ICP Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Customized Web Site and all Linked Interactive Sites (collectively, "ICP Sites"). ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Site(s) from the AOL Network. ICP will design and implement the network between the AOL Service and ICP Site(s) such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the ICP Site(s) from the AOL Network and (ii) no single line under material control by the ICP will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the Architecture and network infrastructure supporting the ICP Site(s). In the event that ICP elects to create a custom version of the ICP Site(s) in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the ICP Site(s) are optimized for the client software then in use by AOL Members; and (b) the ICP Site(s) is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that each ICP Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the ICP Site(s) (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. ICP will maintain a graphical user interface within the ICP Site(s) that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

4. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the ICP Site(s) (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice therof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

5. Monitoring. ICP will ensure that the performance and availability of each ICP Site(s) is monitored on a continuous basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Site(s).

6. Telecommunications. Where applicable the ICP will utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The Network will be sized such that no single line over which the ICP has matorial control runs at more than 70% average utilization for a 5-minute peak in a daily period.


7. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Site(s). ICP will facilitate periodic reviews of the ICP Site(s) by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   Technical Performance.

     i. ICP will design the ICP Site(s) to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Mackintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at: http://webmaster.info.aol.com).

ii. To the extent ICP creates customized pages on the ICP Site(s) for AOL Members, ICP will develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster. info.aol.com/).

iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. The ICP is responsible for the manipulation of these parameters in web based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

v. Prior to releasing material, new functionality or features through the ICP Site(s) ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the partner Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

9. AOL Internet Services ICP Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Site(s). Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Sites's software, hardware and network architecture and access to the ICP Site(s) for purposes of such performance and load testing as AOL elects to conduct.